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                                                                   EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement No. 333-45693 on Form S-4 of our reports dated February 26, 1996, March 7, 1997 and March 6, 1998 with respect to the balance sheets of Marwal Systems as of December 31, 1995, 1996 and 1997 and the related statements of income for the years then ended, which reports are included or incorporated by reference in the Registration Statement on Form S-4 and related Prospectus of Walbro Corporation for the registration of Exchange Notes and to the reference to our firm under the caption "Independent Public Accountants" included therein.

                                                      ERNST & YOUNG AUDIT

Paris, France                                         /s/ Gilles Meyer
June 1, 1998                                          Gilles Meyer